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                                                                    Exhibit (i)

                                                           [LOGO OF WILMERHALE]

June 28, 2007

Barclays Foundry Investment Trust
45 Fremont Street
San Francisco, CA 94105

Re: Initial Filing of Registration Statement on Form N-1A of Barclays Foundry
    Investment Trust

Ladies and Gentlemen:

   We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which are included as part of the registration statement on Form N-1A of Barclays Foundry Investment Trust (the "Registration Statement"). In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission (the "Commission"), together with the Registration Statement. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                              Very truly yours,

                                              WILMER CUTLER PICKERING HALE
                                              AND DORR LLP

                                              By: /s/ Leonard A. Pierce
                                                  ------------------------------
                                                  Leonard A. Pierce
                                                  Partner

      Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                              Massachusetts 02109

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